FAT BRANDS COMPLETES ACQUISITION OF HURRICANE GRILL AND WINGS

Rapidly Growing West Coast Franchisor Adds Flavorful Grill and Wings Franchise to its Portfolio of Brands

LOS ANGELES (July 5, 2018) – FAT (Fresh. Authentic. Tasty.) Brands Inc. (NASDAQ: FAT) (“FAT Brands” or the “Company”) announced that it has successfully completed the previously announced acquisition of Hurricane Grill & Wings (“Hurricane”) for $12.5 million, which was funded through a combination of $8.0 million of cash and $4.5 million of preferred stock. With the acquisition of Hurricane, FAT Brands now franchises more than 325 restaurants around the world with annual system-wide sales exceeding $350 million.

Founded in 1995, Hurricane Grill & Wings offers jumbo, fresh wings paired with over 35 signature sauces, rubs, and glazes with a diverse menu featuring flavorful fan-favorites including fries, tacos and burgers. Hurricane franchises more than 50 locations across the U.S. The Company plans to utilize Hurricane’s trademark tropical, laid-back American atmosphere to drive new store growth globally. The Hurricane brand is complementary to the Company’s existing portfolio brands, including Buffalo’s Cafe and Buffalo’s Express, each known for serving world-famous chicken wings. The acquisition of Hurricane creates both significant synergies and the opportunity for continued expansion of the FAT Brands portfolio.

Andy Wiederhorn, President and CEO of FAT Brands, commented, “Hurricane Grill & Wings’ mission strongly aligns with FAT Brands’ commitment to providing guests with all-American food experiences and high-quality, made-to-order meals, paired with an easygoing ambiance. The completion of this acquisition will allow our management team to expand Hurricane’s footprint in both existing markets and new international markets through the Company’s extensive network of franchise partners.”

“We are excited to complete our first acquisition since our IPO, and we remain committed to asset-light growth through a combination of accretive acquisitions of franchise brands and organic new store growth of existing brands. We are ready to embark on this next phase of growth, which we believe will create value for all of our shareholders,” Wiederhorn concluded.

Hurricane Grill & Wings President & CEO John Metz stated, “We are honored to officially join the FAT Brands family. This partnership will enable our team to leverage FAT Brands’ proven expertise and robust infrastructure to realize our brand potential and grow our presence around the world.”

For more information, please visit www.fatbrands.com.

Fresh. Authentic. Tasty. Brands

FAT Brands (NASDAQ: FAT) is a leading global franchising company that strategically acquires, markets and develops fast casual and casual dining restaurant concepts around the world. The Company currently owns five restaurant brands, Fatburger, Buffalo’s Cafe, Buffalo’s Express and Ponderosa and Bonanza Steakhouses, that have approximately 300 locations open and 300 under development in 32 countries.

About Hurricane Grill and Wings

With over 50 restaurants open or under construction in eight states, Florida-based Hurricane Grill & Wings® is known for its jumbo fresh wings, more than 35 signature sauces and rubs and tropical, laid-back vibe. Named by USA Today as one of “10 Great Places to Wing It;” selected as one of the “Future 50” by Restaurant Business as well as one of Franchise Times “Top 40 Fast and Serious,” Hurricane Grill & Wings’ menu includes crave-able Hurricane’s Garlic & Parm fries, tasty salads, seafood entrees and fresh ½ pound burgers. The brand’s signature Rum Bar with over 21 premium rums leads its tropical drinks menu, along with a wide selection of craft beers and wines. The original Hurricane Grill & Wings opened in Fort Pierce, Fla., in 1995 and has expanded to locations in Alabama, Arizona, Colorado, Florida, Georgia, Kansas, New York, and Texas. For more information, visit www.hurricanewings.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the future financial performance and growth of FAT Brands and Hurricane, the Company’s ability to successfully integrate Hurricane and exploit the synergies of the acquisition, the Company’s ability to conduct future accretive acquisitions and achieve new store growth, and Hurricane’s ability to leverage FAT Brands’ expertise and infrastructure. Forward-looking statements generally use words such as “will,” “expect,” “foresee,” “anticipate,” “believe,” “project,” “should,” “estimate,” “plans,” “forecast,” and similar expressions, and reflect the Company’s expectations concerning the future. It is possible that the Company’s future results may differ materially from its current expectations or those expressed or implied in these forward-looking statements. We refer you to the documents that we file from time to time with the Securities and Exchange Commission, including our reports on Form 10-K, Form 10-Q and Form 8-K, for a discussion of the risks and uncertainties that could cause our actual results to differ materially from our current expectations or forward-looking statements contained in this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances occurring after the date of this press release.

Contacts:

Investor Relations:

ICR

Alexis Tessier

IR-FATBrands@icrinc.com

203-682-8286

Media Relations:

Konnect Agency

Shelby Robinson/Rebecca Campbell

srobinson@konnectagency.com

rcampbell@konnectagency.com

213-988-8344

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